First Citizens BancShares, Inc. First Quarter 2025 Earnings Conference Call April 24, 2025

2 Agenda Pages Section I – First Quarter Overview & Strategic Priorities 4 – 6 Section II – First Quarter 2025 Financial Results 7 – 26 Financial Highlights 8 – 9 Earnings Highlights 10 Net interest income, margin and betas 11 – 13 Noninterest income and expense 14 – 15 Balance Sheet Highlights 16 Loans and Leases 17 – 18 Deposits 19 – 20 SVB Commercial Segment Trends 21 Funding Mix 22 Credit Quality Trends and Allowance 23 – 24 Capital & Share Repurchase Plan Update 25 – 26 Section III – Financial Outlook 27 – 28 Section IV – Appendix 29 – 46 Section V – Non-GAAP Reconciliations 47 – 56 Please do not review. To be provided in subsequent draft

3 Forward Looking Statements This presentation contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the financial condition, results of operations, business plans, asset quality, future performance, and other strategic goals of BancShares. Words such as “anticipates,” “believes,” “estimates,” “expects,” “predicts,” “forecasts,” “intends,” “plans,” “projects,” “targets,” “designed,” “could,” “may,” “should,” “will,” “potential,” “continue,” “aims” or other similar words and expressions are intended to identify these forward-looking statements. These forward-looking statements are based on BancShares’ current expectations and assumptions regarding BancShares’ business, the economy, and other future conditions. Because forward-looking statements relate to future results and occurrences, they are subject to inherent risks, uncertainties, changes in circumstances and other factors that are difficult to predict. Many possible events or factors could affect BancShares’ future financial results and performance and could cause actual results, performance or achievements of BancShares to differ materially from any anticipated results expressed or implied by such forward-looking statements. Such risks and uncertainties include, among others, general competitive, economic (including the imposition of tariffs on trading partners), political (including the makeup of the U.S. Congress and Trump administration), geopolitical events (including conflicts in Ukraine and the Middle East), natural disasters and market conditions, including changes in competitive pressures among financial institutions and the impacts related to or resulting from previous bank failures, the risks and impacts of future bank failures and other volatility in the banking industry, public perceptions of our business practices, including our deposit pricing and acquisition activity, the financial success or changing conditions or strategies of BancShares’ vendors or customers, including changes in demand for deposits, loans and other financial services, fluctuations in interest rates, changes in the quality or composition of BancShares’ loan or investment portfolio, actions of government regulators, including interest rate decisions by the Board of Governors of the Federal Reserve Board (the “Federal Reserve”), changes to estimates of future costs and benefits of actions taken by BancShares, BancShares’ ability to maintain adequate sources of funding and liquidity, the potential impact of decisions by the Federal Reserve on BancShares’ capital plans, adverse developments with respect to U.S. or global economic conditions, including significant turbulence in the capital or financial markets, the impact of any sustained or elevated inflationary environment, the impact of any cyberattack, information or security breach, the impact of implementation and compliance with current or proposed laws, regulations and regulatory interpretations, including potential increased regulatory requirements, limitations, and costs, such as FDIC special assessments, increases to FDIC deposit insurance premiums and the proposed interagency rule on regulatory capital, along with the risk that such laws, regulations and regulatory interpretations may change, the availability of capital and personnel, and the risks associated with BancShares’ previous acquisition transactions, including the acquisition of certain assets and liabilities of Silicon Valley Bridge Bank, N.A. and the previously completed merger with CIT Group Inc., or any future transactions. BancShares’ share repurchase program allows BancShares to repurchase shares of its Class A common stock through 2025. BancShares is not obligated under the share repurchase program to repurchase any minimum or particular number of shares, and repurchases may be suspended or discontinued at any time (subject to the terms of any Rule 10b5-1 plan in effect) without prior notice. The authorization to repurchase Class A common stock will be utilized at management’s discretion. The actual timing and amount of Class A common stock that may be repurchased will depend on a number of factors, including the terms of any Rule 10b5-1 plan then in effect, price, general business and market conditions, regulatory requirements, and alternative investment opportunities or capital needs. Except to the extent required by applicable laws or regulations, BancShares disclaims any obligation to update forward-looking statements or to publicly announce the results of any revisions to any of the forward-looking statements included herein to reflect future events or developments. Additional factors which could affect the forward-looking statements can be found in BancShares’ Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and its other filings with the SEC. Non-GAAP Measures Certain measures in this presentation, including those referenced as “adjusted” or “excluding PAA,” are “non-GAAP,” meaning they are numerical measures of BancShares’ financial performance, financial position or cash flows that are not presented in accordance with generally accepted accounting principles in the U.S. (“GAAP”) because they exclude or include amounts or are adjusted in some way so as to be different than the most direct comparable measures calculated and presented in accordance with GAAP in BancShares’ statements of income, balance sheets or statements of cash flows and also are not codified in U.S. banking regulations currently applicable to BancShares. BancShares management believes that non-GAAP financial measures, when reviewed in conjunction with GAAP financial information, can provide transparency about or an alternative means of assessing its operating results, financial position or cash flows to its investors, analysts and management. These non-GAAP measures should be considered in addition to, and not superior to or a substitute for, GAAP measures. Each non-GAAP measure is reconciled to the most comparable GAAP measure in the non-GAAP reconciliation in Section V of this presentation. Certain financial results referenced as “Adjusted” in this presentation exclude notable items. The Adjusted financial measures are non-GAAP. Refer to Section V of this presentation for a reconciliation of Non-GAAP financial measures to the most directly comparable GAAP measure. Reclassifications In certain instances, amounts reported for prior periods in this investor presentation have been reclassified to conform to the current financial statement presentation. Such reclassifications had no effect on previously reported stockholders’ equity or net income. Segment Reclassifications BancShares modified its segment reporting during the first quarter of 2025 as we transferred certain components from the SVB Commercial and General Bank segments to the Commercial Bank segment and modified our segment expense allocation methodology. The segment reporting updates did not result in the addition or removal of any of our existing segments at December 31, 2024, and the global fund banking and investor dependent loan portfolios, as well as a substantial portion of the innovation commercial and industrial (“innovation C&I”) and cash flow dependent loan portfolios, remain in the SVB Commercial segment. Segment disclosures for 2024 periods included in this presentation were recast to conform with the above described segment reporting changes. The methodologies that we use to allocate items among our segments are dynamic and may be updated periodically to reflect enhanced expense base allocation drivers, changes in the risk profile of a segment or changes in our organizational structure. Accordingly, financial results may be revised periodically to reflect these enhancements. Important Notices Please do not review. Under review by external legal counsel and will be provided in subsequent draft

First Quarter Overview & Strategic Priorities Section I

5 First Quarter 2025 Snapshot Key Highlights: ■ Delivered return metrics aligned with our guidance. ■ Loan growth was aligned with our expectations, while deposit growth exceeded them. ■ Terminated the FDIC Shared-Loss Agreement on April 7th as the benefit to capital did not warrant the operational costs associated with maintaining it. ■ Maintained strong capital and liquidity positions with the adjusted CET1 ratio (3) ending the quarter at 12.19%. ■ Repurchased $613 million in Class A common shares, bringing total repurchases since plan inception to $2.4 billion (8.91% of Class A common). ■ Issued $1.25 billion of senior and subordinated notes in March 2025. ■ S&P Global Ratings revised our outlook to stable from negative. Financial Results: Adjusted EPS (1) $37.79 Adjusted ROE / ROA (1) 9.64% / 0.95% NIM 3.26% Adjusted Efficiency Ratio (1) 59.62% Loan / Deposit Growth (2) 0.8% / 2.6% Adjusted CET1 Ratio (3) 12.19% (1) Non-GAAP measure: see Section V entitled Non-GAAP Reconciliations. (2) Loan and deposit growth percentages are quarter over quarter using actual period end balances. (3) The CET1 ratio represents a BancShares ratio and is preliminary pending completion of quarterly regulatory filings. It is adjusted to exclude the impact of the SLA and is a Non-GAAP measure: see Section V entitled Non-GAAP Reconciliations. Data highlighted in yellow to be provided in subsequent draft. Please do not review

6 2025 Strategic Priorities • Expand and grow our capabilities and products while harnessing the scale of the enterprise and maintaining a client- first focus. Client Focus • Attract, retain and develop associates who align with our long-term direction and culture while scaling for continued growth. Talent & Culture • Enhance processes and systems to reduce organizational complexity and maximize productivity. Operational Efficiency • Manage our balance sheet prudently to optimize our funding and liquidity profile while driving core deposit growth and enhancing returns. Balance Sheet Optimization Risk Management

First Quarter 2025 Financial Results Section II

8 1Q25 Financial Results - Takeaways While NII and NIM declined during the quarter, they were aligned with our expectations. The pace of declines in NII and NIM moderated from the fourth quarter. 1 Continued to return capital to shareholders through the repurchase of $613 million in Class A common shares while maintaining a strong CET1 ratio. 6 Credit quality remained stable, with the NCO ratio declining 5 basis points from the linked quarter and finishing on the lower end of our guidance range. 5 Continued to invest in talent, technology and risk infrastructure while realizing the lower end of our noninterest expense guidance. 2 Loans grew $1.1 billion or by 0.8% over the linked quarter. Growth was driven by solid performance in the Commercial Bank and SVB Commercial segments. 3 Deposits grew by $4.1 billion or by 2.6% over the linked quarter exceeding our guidance, driven primarily by growth in the Direct Bank and General Bank segment. 4 While NII declined during the quarter as anticipated, it was aligned with our expectations. 1 Continued to maintain strong CET1 ratio while repurchasing $613 million in Class A common shares during 1Q25, bringing total repurchases since plan inception to $2.4 billion. 7 Credit quality remained stable, with no emerging problems outside of pressure points previously disclosed in the investor dependent, general office, and equipment finance portfolios. 6 Delivered solid noninterest income performance driven primarily by our Rail and commercial banking segments. 2 Continued to invest in talent, technology and risk infrastructure while realizing the lower end of our noninterest expense guidance. 3 Deposits grew by $4.1 billion or by 2.6% over the linked quarter exceeding our guidance, driven by growth in all of our operating segments. 5 Achieved broad-based loan growth in all of our operating segments, with balances up $1.1 billion or by 0.8% over the linked quarter. 4

9 1Q25 4Q24 1Q24 Diluted EPS $ 34.47 $ 37.79 $ 49.21 $ 45.10 $ 49.26 $ 52.92 ROE 8.79% 9.64% 12.56% 11.51% 13.97% 15.01 % ROTCE (non-GAAP) 9.04 9.91 12.92 11.84 14.42 15.50 ROA 0.87 0.95 1.25 1.14 1.36 1.46 PPNR ROA (non-GAAP) 1.45 1.56 1.58 1.70 1.99 2.12 NIM 3.26 3.26 3.32 3.32 3.67 3.67 NIM, ex PAA (non-GAAP) 3.12 3.12 3.16 3.16 3.35 3.35 Net charge-off ratio 0.41 0.41 0.46 0.46 0.31 0.31 Efficiency ratio 64.97 59.62 63.01 56.98 56.30 50.29 Reported Adjusted (Non-GAAP) Reported Adjusted (Non-GAAP) Reported Adjusted (Non-GAAP) Financial Highlights Quarter-to-date Year-to-date Mar 23 Dec 22 Mar 22 Mar 23 Dec 21 EPS $ 16.67 $ 20.94 $ 19.25 $ 20.77 $ 12.09 $ 12.82 $ 67.40 $ 77.24 $ 53.88 $ 51.88 ROE 11.05% 13.89% 12.49% 13.47% 10.96% 11.63% 11.15% 12.78% 12.84% 12.36 % ROTCE 11.70% 14.71% 13.17% 14.20% 12.00% 12.72% 11.78% 13.50% 14.12% 13.60 % ROA 0.93% 1.15% 1.16% 1.24% 1.20% 1.09% 1.01% 1.15% 1.33% 1.10 % PPNR ROA 1.70% 1.81% 1.72% 1.86% 1.33% 1.17% 1.84% 1.64% 1.41% 1.11 % NIM 3.36% 3.36% 3.40% 3.40% 2.56% 2.56% 3.14% 3.14% 2.55% 2.55 % Net charge-off ratio 0.14% 0.14% 0.10% 0.10% 0.04% 0.04% 0.12% 0.12% 0.08% 0.08 % Efficiency ratio 61.74% 54.08% 61.91% 53.32% 65.40% 62.51% 60.50% 56.40% 64.43% 64.34 % Reported Adjusted (Non-GAAP) Reported Adjusted (Non-GAAP) Reported Adjusted (Non-GAAP) Reported Adjusted (Non-GAAP) Reported Adjusted (Non-GAAP) Note – Adjusted columns, ROTCE, PPNR ROA and NIM, ex PAA represent non-GAAP measures: see Section V entitled Non-GAAP Reconciliations.

10

Quarterly Earnings Highlights

($ in millions)

Reported	1Q25	4Q24	1Q24	1Q25 vs. 4Q24 $	1Q25 vs. 4Q24 %	1Q25 vs. 1Q24 $	1Q25 vs. 1Q24 %
				Increase (decrease)			
Net interest income	$ 1,663	$ 1,709	$ 1,817	$ (46)	(2.7)%	$ (154)	(8.5)%
Noninterest income	635	699	627	(64)	(9.3)	8	1.3
Net revenue	**2,298**	**2,408**	**2,444**	(110)	(4.6)	(146)	(6.0)
Noninterest expense	1,493	1,517	1,376	(24)	(1.6)	117	8.5
Pre-provision net revenue (1)	**805**	**891**	**1,068**	(86)	(9.7)	(263)	(24.6)
Provision for credit losses	154	155	64	(1)	0.0	90	143.7
Income before income taxes	**651**	**736**	**1,004**	(85)	(11.7)	(353)	(35.3)
Income tax expense	168	36	273	132	367.5	(105)	(38.6)
Net income	**483**	**700**	**731**	(217)	(31.1)	(248)	(34.0)
Preferred stock dividends	15	15	15	—	(3.2)	—	(5.0)
Net income available to common stockholders	**$ 468**	**$ 685**	**$ 716**	$ (217)	(31.7)%	$ (248)	(34.7)%

Adjustments for notable items	1Q25	4Q24	1Q24
Noninterest income	$ (156)	$ (183)	$ (149)
Noninterest expense	(216)	(249)	(222)
Income tax expense	15	123	20

Adjusted (Non-GAAP) (1)	1Q25	4Q24	1Q24	1Q25 vs. 4Q24 $	1Q25 vs. 4Q24 %	1Q25 vs. 1Q24 $	1Q25 vs. 1Q24 %
				Increase (decrease)			
Net interest income	$ 1,663	$ 1,709	$ 1,817	$ (46)	(2.7)%	$ (154)	(8.5)%
Noninterest income	479	516	478	(37)	(7.4)	1	0.1
Net revenue	**2,142**	**2,225**	**2,295**	(83)	(3.7)	(153)	(6.7)
Noninterest expense	1,277	1,268	1,154	9	0.7	123	10.6
Pre-provision net revenue (1)	**865**	**957**	**1,141**	(92)	(9.7)	(276)	(24.2)
Provision for credit losses	154	155	64	(1)	0.0	90	143.0
Income before income taxes	**711**	**802**	**1,077**	(91)	(11.5)	(366)	(34.1)
Income tax expense	183	159	293	24	14.4	(110)	(37.7)
Net income	**528**	**643**	**784**	(115)	(18.0)	(256)	(32.8)
Preferred stock dividends	15	15	15	—	(3.2)	—	(5.0)
Net income available to common stockholders	**$ 513**	**$ 628**	**$ 769**	$ (115)	(18.3)%	$ (256)	(33.3)%

First Citizens BancShares

(1) Non-GAAP measure: see Section V entitled Non-GAAP Reconciliations.

11 $1,658 $1,681 $1,695 $1,627 $1,588 3.35% 3.36% 3.33% 3.16% 3.12% NII, ex PAA (Non-GAAP) NIM, ex PAA (Non-GAAP) 1Q24 2Q24 3Q24 4Q24 1Q25 $1,817 $1,821 $1,796 $1,709 $1,663 3.67% 3.64% 3.53% 3.32% 3.26% NII NIM 1Q24 2Q24 3Q24 4Q24 1Q25 $2,441 $2,946 2.55% 3.14% YTD Dec 21 YTD Dec 22 YTD December 2022 vs YTD December 2021 Net interest income increased by $505 million due to a $483 million increase in interest income and a $22 million decrease in interest expense. The change in net interest income was primarily due to the following: ◦ $256 million increase on interest income on loans due to a higher yield and growth offset by lower SBA- PPP interest and fee income and lower accretion income, ◦ $138 million increase in interest income on investment securities due to higher yield and average balance, ◦ $118 million decline in interest expense on borrowings due to a lower rate and average balance, ◦ $89 million increase in interest income on overnight investments due to a higher yield despite a lower average balance; partially offset by a ◦ $96 million increase in interest expense on deposits due to a higher rate paid. NIM expanded from 2.55% to 3.14%. $505 million & 59 bps Highlights $(46) million & (-6 bps) Net interest income and margin ($ in millions) $(39) million & (-4 bps) 1Q25 vs 4Q24 Net interest income declined by $46 million due to a $106 million decrease in interest income, partially offset by a $60 million decrease in interest expense. The significant components of the changes follow: • $80 million decrease in interest income (ex PAA) on loans primarily due to a lower yield, partially offset by a higher average balance, • $57 million decrease in interest income on overnight investments due to a lower average balance and yield, • $7 million decrease in PAA, and • $4 million increase in interest expense on borrowings due to a higher average balance; partially offset by • $64 million decrease in interest expense on deposits due to a lower rate paid, partially offset by a higher average balance, and • $37 million increase in interest income on investment securities primarily due to a higher average balance and yield. NIM contracted by 6 basis points from 3.32% to 3.26%. NIM, ex PAA contracted by 4 basis points from 3.16% to 3.12%. See the following page for a rollforward of NIM between 4Q24 and 1Q25. 1Q25 vs 1Q24 Net interest income declined by $154 million due to a $189 million decrease in interest income, partially offset by a $35 million decrease in interest expense. The significant components of the changes follow: • $203 million decrease in interest income on overnight investments due to a lower average balance and yield, • $84 million decrease in PAA, and • $39 million decrease in interest income (ex PAA) on loans due to a lower yield, partially offset by a higher average balance; partially offset by • $132 million increase in interest income on investment securities due to a higher average balance and yield, and • $35 million decrease in interest expense on deposits due to a lower rate paid, partially offset by a higher average balance. NIM contracted 41 basis points from 3.67% to 3.26%. NIM, ex PAA contracted by 23 basis points from 3.35% to 3.12%. See the following page for a rollforward of NIM between 1Q24 and 1Q25. (1) Non-GAAP measure: see Section V entitled Non-GAAP Reconciliations. (1) (1)

12 3.67% 0.20% 0.16% 0.08% 0.02% (0.31)% (0.31)% (0.16)% (0.09)% 3.26% 1Q24 Deposit rate Investment volume Loan volume Debt rate / volume FFS volume Earning asset yield PAA Deposit volume 1Q25 1Q24 to 1Q25 (-41 bps) NIM Rollforward 3.32% 0.13% 0.03% (0.13)% (0.04)% (0.03)% (0.01)% (0.01)% 3.26% 4Q24 Deposit rate Investment yield Loan yield FFS yield Deposit volume Earning asset mix PAA 1Q25 4Q24 to 1Q25 (-6 bps) (1) Includes purchase accounting impact between March 27, 2023 and March 31, 2023. Option 2 - Aggregated the earning asset mix and/or yield together similar to the approach taken last quarter.

13 Deposit Betas Highlights • Our total cumulative deposit beta peaked in August prior to the September rate cuts. • Longer term, we expect down-cycle deposit betas to be in the 35%-45% range, including 50%-60% for interest-bearing non-maturity deposits. • Mid/higher beta categories: ◦ > 30% beta on Direct Bank and SVB Commercial money market, savings and time deposit accounts. ◦ 20 to 30% beta on Branch Network commercial money market accounts and Community Association Banking checking with interest and money market accounts. • Lower beta categories: ◦ 0 to 20% beta on total noninterest bearing deposits and Branch Network consumer money market accounts, checking with interest and savings accounts. 23% 30% 37% 42% 45% 46% 47% 12% 20% 34%31% 46% 53% 58% 61% 63% 64% 16% 26% 49% 1Q23 2Q23 3Q23 4Q23 1Q24 2Q24 3Q24 - Jul/ Aug 3Q24 - Sep 4Q24 1Q25 Up Cycle Down Cycle Terminal beta 2.64% 2.46% 2.32% Rate paid on deposits 2.61% 43% 41% 43% 42% 42% 57% 59% 57% 58% 58% Mid/higher beta categories Lower beta categories 1Q24 2Q24 3Q24 4Q24 1Q25 Total Deposits Actual cumulative beta Actual cumulative beta IBD Deposit beta data commentary remains under review Option 2 - Removed the forecast beta from the top chart and updated the language in the highlights to more closely align with our long-term beta expectations as outlined in the 10-Q/K. Wording remains under review.

14 $627 $639 $650 $699 $635 $478 $479 $474 $516 $479 $149 $160 $176 $183 $156 1Q24 2Q24 3Q24 4Q24 1Q25 $295 $156 1Q23 SVB contribution $1,940 $2,136 $996 $1,141 $944 $995 YTD Dec 21 YTD Dec 22 1Q25 vs 4Q24 Noninterest income decreased by $64 million. Adjusted noninterest income (1) decreased by $37 million. Significant components included: • $28 million decrease in other noninterest income mainly due to fair value changes in customer derivative positions and a write-down of a held for sale asset, • $6 million decrease in adjusted rental income on operating lease equipment due to lower rental income and higher maintenance costs, • $3 million decrease in factoring commissions, and • $2 million net decrease spread among various noninterest income line items; partially offset by • $2 million increase in wealth management services. Notable items totaled $156 million compared to $183 million in the linked quarter. Refer to Section V of this presentation for notable item details. YTD22 vs YTD21 Noninterest income increased $196 million. Significant components of the change were: ◦ Rental income on operating leases increased $91 million due to the same reasons as in the linked quarter. Expenses on operating lease equipment declined $16 million resulting in a $107 million increase in adjusted rental income. ◦ Cardholder services income, net increased $15 million due to higher volume and fee income and other service charges increased $14 million, primarily due to higher capital markets and portfolio servicing fees. ◦ Wealth management services increased $13 million due to increased brokerage transactions and higher assets under management. ◦ Other noninterest income increased $63 million spread among various line items, including a $431 million bargain purchase gain, partially offset by a $147 million decline in investment gains and a $188 million decline in gains on asset and loan sales. Highlights Noninterest income ($ in millions) Core: ### increase 1Q25 vs 1Q24 Noninterest income increased by $8 million. Adjusted noninterest income (1) increased by $1 million. Significant components included: • $7 million increase in lending related fees, • $5 million increase in wealth management income due to higher assets under management, • $4 million increase in international fees due to higher FX activity, • $3 million increase in client investment fees driven by higher off balance sheet client funds, and • $2 million net increase spread among various noninterest income line items; partially offset by • $20 million decrease in other noninterest income due to the same reasons noted in the linked quarter explanation. Notable items totaled $156 million compared to $149 million in the prior year quarter. Refer to Section V of this presentation for notable item details. Adjusted (Non-GAAP) (1) Notable items $149 - total notable items $156 - total notable items $479 - total adjusted (Non-GAAP) (1) (1) Non-GAAP measure: see Section V entitled Non-GAAP Reconciliations.

15 1Q25 vs 1Q24 Noninterest expense increased by $117 million. Adjusted noninterest expense (1) increased by $123 million. Significant components included: • $74 million increase in personnel cost primarily due to net staff additions, annual merit-based compensation increases, higher revenue related incentive compensation and increased benefit expenses, • $22 million increase in equipment expense due to ongoing technology investments, • $18 million increase in marketing expense due to the same reason noted in the linked quarter explanation, and • $6 million increase in FDIC insurance expense; partially offset by • $4 million decrease in net occupancy expense. Notable items totaled $216 million compared to $222 million in the prior year quarter. Refer to Section V of this presentation for notable items details. Adjusted efficiency ratio (1) increased from 50.29% to 59.62%. 1Q25 vs 4Q24 Noninterest expense decreased by $24 million. Adjusted noninterest expense (1) increased by $9 million. Significant components included: • $17 million increase in personnel cost primarily due to annual merit-based compensation increases, net staff additions, seasonal increases associated with employee benefits and payroll taxes and lower deferred salaries from loan originations, partially offset by two fewer business days, • $8 million increase in marketing expense primarily due to higher Direct Bank marketing, • $6 million increase in third-party processing fees, and • $5 million increase in FDIC insurance expense; partially offset by • $20 million decrease in other noninterest expense including lower state related non-income taxes, charitable donations and other miscellaneous items, and • $5 million decrease in professional fees. Notable items totaled $216 million compared to $249 million in the linked quarter. Refer to Section V of this presentation for notable item details. Adjusted efficiency ratio (1) increased from 56.98% to 59.62%. Notable items $1,376 $1,386 $1,456 $1,517 $1,493 $1,154 $1,168 $1,229 $1,268 $1,277 $222 $218 $227 $249 $216 1Q24 2Q24 3Q24 4Q24 1Q25 YTD22 vs YTD21 Noninterest expense increased $252 million. Significant components of the change were: ◦ Merger-related expenses increased $194 million. ◦ Salaries and benefits expense increased $53 million as a result of merger-related costs, wage increases, revenue- based incentives and temporary personnel costs, partially offset by net staff reductions. ◦ Marketing costs increased $23 million due to the same reasons as the quarterly increases. ◦ Third-party processing expenses increased $14 million and other operating expenses increased $14 million; ◦ Partially offset by an $18 million reduction in FDIC insurance premiums, a $16 million decline in expenses on operating leases, and a $12 million reduction in professional fees. Efficiency ratio improved from 64.43% to 60.50%. Adjusted efficiency ratio improved from 64.34% to 56.40% as adjusted net revenue grew 19% and adjusted noninterest expense grew 4%. Noninterest expense ($ in millions) $2,823 $3,075 $2,212 $2,305 $611 $770 YTD Dec 21 YTD Dec 22 Adjusted (Non-GAAP) (1) (1) Non-GAAP measure: see Section V entitled Non-GAAP Reconciliations. Highlights

16 16 Increase (decrease) 1Q25 vs 4Q24 1Q25 vs 1Q24 SELECT PERIOD END BALANCES 1Q25 4Q24 1Q24 $ % $ % Interest-earning deposits at banks $ 24,692 $ 21,364 $ 30,792 $ 3,328 63.2% $ (6,100) (19.8) % Investment securities 44,319 44,090 35,044 229 2.1 9,275 26.5 Loans and leases 141,358 140,221 135,370 1,137 3.3 5,988 4.4 Operating lease equipment, net (2) 9,371 9,323 8,811 48 2.1 560 6.4 Deposits 159,325 155,229 149,609 4,096 10.7 9,716 6.5 Noninterest-bearing deposits 40,767 38,633 39,276 2,134 22.4 1,491 3.8 Borrowings 38,406 37,051 37,540 1,355 14.8 866 2.3 Tangible common equity (non-GAAP) (3) 20,834 20,752 20,326 82 1.6 508 2.5 Common equity 21,414 21,347 20,967 67 1.3 447 2.1 Stockholders' equity 22,295 22,228 21,848 67 1.2 447 2.0 Increase (decrease) KEY METRICS 1Q25 4Q24 1Q24 1Q25 vs 4Q24 1Q25 vs 1Q24 CET1 ratio 12.81% 12.99% 13.44% (0.18) % (0.63) % Book value per common share $ 1,596.30 $ 1,556.16 $ 1,443.03 $ 40.14 $ 153.27 Tangible book value per common share (non-GAAP) (3) 1,553.06 1,512.77 1,398.88 40.29 154.18 Tangible capital to tangible assets (non-GAAP) (3) 9.13% 9.30% 9.36% (0.17) % (0.23) % Loan to deposit ratio 88.72 90.33 90.48 (1.61) (1.76) ALLL to total loans and leases 1.19 1.20 1.28 (0.01) (0.09) Noninterest-bearing deposits to total deposits 25.59 24.89 26.25 0.70 (0.66) Total liquid assets (available cash + HQLS) $ 62,787 $ 59,339 $ 59,331 $ 3,448 $ 3,456 Total liquidity (liquid assets & contingent sources) 85,041 86,628 92,226 (1,587) (7,185) Total liquidity / uninsured deposits 146% 146% 168% — (22.00) % Balance Sheet Highlights ($ in millions, except per share data) (1) (1) (1) Percent change is annualized and is calculated using unrounded numbers. (2) Operating lease equipment, net includes $8.6 billion of rail assets. (3) Non-GAAP measure: see Section V entitled Non-GAAP Reconciliations. Data highlighted in yellow to be provided in subsequent draft

17 $135,370 $139,341 $138,695 $140,221 $141,358 $62,015 $63,327 $64,254 $64,887 $64,847 $36,313 $36,897 $37,343 $37,960 $38,693 $37,042 $39,117 $37,098 $37,374 $37,818 General Bank Commercial Bank SVB Commercial Yield on loans 1Q24 2Q24 3Q24 4Q24 1Q25 Highlights 1Q25 vs 4Q24 • Total loans increased $1.1 billion or by 0.8% sequentially (3.3% annualized). The increase in loans was driven by a $733 million increase in the Commercial Bank and a $444 million increase in SVB Commercial, partially offset by a $40 million decline in the General Bank. • Commercial Bank growth was driven by continued strong performance in our industry verticals, primarily Tech Media and Telecom and Healthcare, as well as higher balances in our Commercial Services (aka factoring) business. SVB Commercial growth was concentrated in Global Fund Banking. • The decrease in the General Bank segment was driven by a decline in commercial loans in the Branch Network, partially offset by loan growth in our Wealth business. 1Q25 vs 1Q24 • Total loans increased $6.0 billion or by 4.4%. The increase in loans was driven by a $2.8 billion (4.6%) increase in the General Bank, a $2.4 billion (6.6%) increase in the Commercial Bank, and a $776 million (2.1%) increase in the SVB Commercial segment. • General Bank loan growth was driven by commercial and business loans in the Branch Network. Commercial Bank loan growth was concentrated in our industry verticals. SVB Commercial loan growth was driven by Global Fund Banking, partially offset by a decline in the Tech and Healthcare business. Loans and Leases ($ in millions, period end balances) 6.69% 7.03%7.15%7.15% 6.49% 10.1% (1) (1) Commercial Bank includes a small amount of Rail loans (less than $100 million in all periods). Rail operating lease assets are not included in the loan totals. Highlighted commentary is being validated with businesses

18 14% 6% 4% 2% 1% 26% 8% 7% 5% 27% Commercial Finance ($20.1) Real Estate Finance ($8.2) Equipment Finance ($5.9) Commercial Services - Factoring ($2.7) Middle Market Banking ($1.8) Branch Network ($37.2) Wealth ($10.8) Mortgage ($10.2) Other ($6.6) SVB Commercial ($37.8) 27% 24%20% 18% 9% 2% Commercial mortgage ($38.6) Commercial and industrial ($33.9) Global Fund Banking ($28.6) 1-4 family residential ($25.7) Innovation lending ($12.1) Other ($2.5) Class Segment 1Q25 Loans and Leases Composition ($ in billions, period end balances) Commercial Bank: General Bank: SVB Commercial: Note – Rail operating lease assets are not included in the loan totals. Totals may not foot due to rounding.

19 $149,609 $151,079 $151,574 $155,229 $159,325 $110,333 $111,063 $112,178 $116,596 $118,558 $39,276 $40,016 $39,396 $38,633 $40,767 1Q24 2Q24 3Q24 4Q24 1Q25 2.46% 2.64% 2.61% 2.53% 2.32% Highlights Interest-bearing Noninterest-bearing Cost of deposits Deposits ($ in millions, period end balances) $140,050 $66,686 $24,105 $18,715 $30,544 1Q23 1Q25 vs. 4Q24 • Total deposits increased $4.1 billion or by 2.6% sequentially (10.7% annualized), driven by a $3.1 billion increase in the Direct Bank, a $1.4 billion increase in the General Bank due to growth in the Branch Network and Community Association Banking, and a $496 million increase in SVB Commercial despite the strategic decision to move $2.4 billion in select cash sweep deposits to off-balance sheet client funds in 1Q25. The growth in SVB Commercial occurred in Global Fund Banking, partially offset by declines in the Tech and Healthcare business driven by the off-balance sheet move. • This growth was partially offset by a $508 million decrease in the Commercial Bank. 1Q25 vs. 1Q24 • Total deposits grew $9.7 billion or by 6.5%, driven primarily by a $4.4 billion increase in the Direct Bank, a $3.4 billion increase in the General Bank due to growth in the Branch Network, and a $3.1 billion increase in the SVB Commercial segment due to the same reason noted in the linked quarter explanation. • These increases were partially offset by a $406 million decrease in the Commercial Bank. Highlighted commentary is being validated with businesses

20 41% 5%2% 23% 28% 1% Branch Network, Wealth & Other ($66.2) Community Association Banking ($8.1) Commercial Bank ($3.0) SVB Commercial ($37.0) Direct Bank ($44.2) Other ($0.8) Commercial Bank: 52% 26% 14% 8% Money market & savings ($83.5) Noninterest-bearing demand ($40.8) Checking with interest ($23.0) Time deposits ($12.0) General Bank: Corporate: Type Segment 1Q25 Deposit Composition (period end balances, $ in billions, except average account size) Insured vs Uninsured 64% 36% Insured Uninsured Average Account Size and Insured by Segment Total deposits Average size Insured % General Bank $ 74.3 $ 36,255 67 % Corporate 45.0 59,104 88 % SVB Commercial 37.0 521,585 31 % Commercial Bank 3.0 255,221 17 % Total $ 159.3 $ 55,058 64 % SVB Commercial: Note – Totals may not foot due to rounding. Insured deposit information by segment remains under review with Treasury

21 US VC investment (2)Loans Total client funds (Avg)Total client funds (EOP) SVB Commercial Segment Trends While challenging market conditions continued, execution remained strong. ($ in billions) $92.8 $94.9 $93.6 $98.8 $99.4 $58.9 $59.1 $57.7 $62.3 $62.4 $33.9 $35.8 $35.8 36.5 37.0 Off-balance sheet client funds Deposits 1Q24 2Q24 3Q24 4Q24 1Q25 $92.3 $93.0 $93.6 $97.3 $99.4 $58.4 $58.8 $58.1 $60.7 $63.8 $33.9 $34.2 $35.4 $36.7 $35.6 Off-balance sheet client funds Deposits 1Q24 2Q24 3Q24 4Q24 1Q25 $37.0 $39.1 $37.1 $37.4 $37.8 $36.4 $38.2 $38.3 $37.4 $37.8 EOP Average 1Q24 2Q24 3Q24 4Q24 1Q25 39 39 49 48 80 86 92 101 81 71 45 38 54 37 35 37 42 49 45 77 91 Deal Value ($B) 1Q 20 2Q 20 3Q 20 4Q 20 1Q 21 2Q 21 3Q 21 4Q 21 1Q 22 2Q 22 3Q 22 4Q 22 1Q 23 2Q 23 3Q 23 4Q 23 1Q 24 2Q 24 3Q 24 4Q 24 1Q 25 $0.6 billion or 0.6%((1) $2.1 billion or 2.1% (1) The change in EOP deposits between 4Q24 and 1Q25 includes the impact of the company’s decision to shift $2.4 billion in select cash sweep deposits to off-balance sheet client funds in 1Q25. (2) US VC investment data is sourced using PitchBook Data, Inc. and subject to prior period revisions. Please do not review. To be provided in subsequent draft once confirmed with business Please do not review. To be provided in subsequent draft once data is available

22 3.49% 3.54% 3.57% 3.39% 3.22% 3.45% 3.54% 3.55% 3.32% 3.09% 2.53% 2.61% 2.64% 2.46% 2.32% Cost of interest-bearing liabilities Cost of interest-bearing deposits Cost of deposits 1Q24 2Q24 3Q24 4Q24 1Q25 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 3.50% 4.00% 4.50% Cost of funds Additional sources of liquidity Categories $ in millions FHLB $ 9,218 FRB 4,203 Line of credit 100 Total $ 13,521 Period End Balances Increase (decrease) 1Q25 4Q24 3Q24 2Q24 1Q24 1Q25 vs. 4Q24 1Q25 vs. 1Q24 Total deposits $ 159,325 80.6% $ 155,229 80.7% $ 151,574 80.3% $ 151,079 80.1% $ 149,609 79.9% $ 4,096 $ 9,716 Securities sold under customer repurchase agreements 450 0.2 367 0.2 391 0.2 386 0.2 395 0.2 83 55 Purchase money note 35,829 18.1 35,816 18.6 35,803 19.0 35,790 19.0 35,858 19.2 13 (29) FHLB borrowings — — — — — — — — — — — — Subordinated debt 1,536 0.8 795 0.4 901 0.5 900 0.5 903 0.5 741 633 Senior unsecured borrowings 555 0.3 58 — 59 — 374 0.2 375 0.2 497 180 Other borrowings 36 — 15 — 7 — 8 — 9 — 21 27 Total deposits and borrowed funds $ 197,731 100% $ 192,280 100% $ 188,735 100% $ 188,537 100% $ 187,149 100% $ 5,451 $ 10,582 Funding Mix ($ in millions) Highlights 1Q25 vs 4Q24 • Funding mix remained stable with approximately 81% of our funding provided by our deposit base. • Successfully completed the issuance of $500 million of fixed-to-floating rate senior notes and $750 million of fixed-to-fixed rate subordinated notes during the first quarter. • Cost of deposits and interest-bearing deposits decreased by 14 and 23 basis points, respectively, as the impacts from Fed rate cuts late in the fourth quarter pulled through to this quarter. Note – Funding mix percentages may not foot due to rounding. To be updated in subsequent draft

23 $64 $95 $117 $155 $154 Provision for credit losses 1Q24 2Q24 3Q24 4Q24 1Q25 Credit Quality Trends and Allowance ($ in millions) Net charge-offs & NCO ratio Provision for credit losses $103 $132 $145 $160 $144 0.31% 0.38% 0.42% 0.46% 0.41% NCO $ QTD NCO ratio YTD NCO ratio 1Q24 2Q24 3Q24 4Q24 1Q25 $1,074 $1,141 $1,244 $1,184 $1,206 0.79% 0.82% 0.90% 0.84% 0.85% Nonaccrual loans Nonaccrual loans to total loans 1Q24 2Q24 3Q24 4Q24 1Q25 Nonaccrual loans / total loans & leases Allowance & ALLL ratio $1,737 $1,700 $1,678 $1,676 $1,680 1.28% 1.22% 1.21% 1.20% 1.19% ALLL ALLL ratio 1Q24 2Q24 3Q24 4Q24 1Q25 0.41%0.31% 0.35% 0.37% 0.39% To be updated in subsequent draft Nonaccrual loan balance and % to total loans numbers are draft

24 $1,676 $(16) $(12) $15 $11 $6 $1,680 4Q24 Portfolio change Specific reserves Economic outlook Credit quality Loan volume 1Q25 Highlights 1Q25 vs 4Q24 • ALLL increased $4 million compared to the linked quarter reflecting modest deterioration in macroeconomic forecasts, credit quality changes and overall loan growth. These factors were partially offset by growth being concentrated in higher credit quality portfolios and a decline in specific reserves due to charge-offs of loans that were reserved for in a prior quarter. • The ALLL covered annualized net charge-offs 2.9 times and provided 1.4 times coverage of nonaccrual loans. ALLL Coverage 4.2x 3.2x 2.9x 2.6x 2.9x 1.6x 1.5x 1.4x 1.4x 1.4x ALLL ratio / NCO ratio ALLL / Nonaccrual loans 1Q24 2Q24 3Q24 4Q24 1Q25 4Q24 to 1Q25 Allowance for loan and lease losses ($ in millions) Please do not review - data still being finalized. To be provided in subsequent draft.

25 10.11% 10.29% 10.17% 9.90% 9.75% Tier 1 Leverage ratio 1Q24 2Q24 3Q24 4Q24 1Q25 Risk-based capital ratios Capital ratio rollforward Tier 1 Leverage ratio Tangible book value per share (1) Capital Risk-Based Capital Tier 1 Leverage Total Tier 1 CET1 December 31, 2024 15.04% 13.53% 12.99% 9.90 % Sub-debt issuance 0.46% 0.00% 0.00% 0.00 % Net income 0.28% 0.28% 0.28% 0.20 % Change in risk-weighted/average assets -0.06% -0.05% -0.05% -0.07 % Shared-Loss Agreement coverage runoff -0.03% -0.03% -0.03% 0.00 % Share repurchases -0.37% -0.37% -0.37% -0.27 % Tier 2 Instrument call/phase outs -0.10% 0.00% 0.00% 0.00 % Common dividends -0.02% -0.02% -0.02% -0.01 % Preferred dividends -0.01% -0.01% -0.01% -0.01 % Other 0.04% 0.02% 0.02% 0.01 % March 31, 2025 15.23% 13.35% 12.81% 9.75 % Change since December 31, 2024 0.19% -0.18% -0.18% -0.15% 13.44% 13.33% 13.24% 12.99% 12.81% 14.00% 13.87% 13.78% 13.53% 13.35% 15.66% 15.45% 15.36% 15.04% 15.23% CET1 Tier 1 Total 1Q24 2Q24 3Q24 4Q24 1Q25 $1,512.77 $35.98 $18.28 ($12.02) ($1.95) $1,553.06 4Q24 Retained earnings AOCI Share repurchases Common dividends 1Q25 Note – The above capital ratios represent BancShares ratios and are preliminary pending completion of quarterly regulatory filings. (1) Non-GAAP measure: see Section V entitled Non-GAAP Reconciliations. 12.19% 12.70% 14.49% 1Q25 Adjusted Risk-based Capital Ratios (excludes impact from the SLA) (1) Capital data remains under review as we continue to complete internal validations

26 Share Repurchase Plan Update In July 2024, we announced a plan to repurchase up to $3.5 billion of Class A common shares. • As of April 22, 2025, we have repurchased 8.91% of Class A common shares and 8.29% of total common shares that were outstanding as of June 30, 2024. • Capital position remained strong during the quarter, providing capacity for balance sheet growth while continuing to execute the share repurchase plan. Highlights We have completed 69% of the repurchase plan through 4/22/25 Repurchase Summary (through 4/22/25) Period Shares Average Price Total Cost ($ in millions) Repurchase Completed 2024 814,641 $ 2,041.35 $ 1,663.0 48% 1Q25 302,683 2,025.31 613.0 17 4/1/25 to 4/22/2025 87,806 1,672.53 146.9 4 Total 1,205,130 $ 2,010.45 $ 2,422.9 69% $3,500 $(1,663) $(613) $(147) $1,077 Authorized Repurchased 2024 Repurchased 1Q25 4/1/25 to 4/22/2025 Remaining ($ in millions) (1) Non-GAAP measure: see Section V entitled Non-GAAP Reconciliations. • We have repurchased 8.91% of Class A common shares and 8.29% of total common shares as of November 22, 2024. • 3Q24 included two months of repurchase activity as we commenced the buyback program following board approval in late July. • Despite share repurchase activity, our adjusted CET1 ratio (1) increased slightly from the linked quarter, as strong earnings and slower loan growth offset the impact of repurchases for the quarter. • The average repurchase price to date is $2,010.45 and the estimated TBV earn back is approximately 3 years. To be updated in subsequent draft - share repurchase plan information is as of 1/08/25 but will be updated to 1/21/25 Collapsed 3Q24 and 4Q24 bars and rows into a single 2024 data point. Data to be updated with 4/22 information closer to call

Financial Outlook Section III

28 Metric 1Q25 2Q25 - Projected FY25 - Projected Loans and leases - EOP $141.4 billion $142 billion - $144 billion $144 billion - $147 billion Deposits - EOP $159.3 billion $158 billion - $161 billion $163 billion - $168 billion Interest rates Zero to one 25 bps cut in 2Q25 Zero to four 25 bps cuts in 2025; Fed funds ending between 3.25 - 4.50 % Net interest income $1.7 billion $1.63 billion - $1.73 billion $6.55 billion - $6.95 billion Net charge-off ratio (annualized where applicable) 41 bps 40 - 50 bps 35 - 45 bps Adjusted noninterest income $479 million (1) $480 million - $510 million $1.95 billion - $2.05 billion Adjusted noninterest expense $1.28 billion (1) $1.28 billion - $1.31 billion $5.05 billion - $5.20 billion Effective tax rate 25.8% 25.0% - 26.0% 25.0% - 26.0% Key Earnings Estimate Assumptions Please do not review. Data to be provided in a subsequent draft(1) Non-GAAP measure: see Section V entitled Non-GAAP Reconciliations. Note - Management does not provide a reconciliation for forward-looking non-GAAP financial measures where it is unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the occurrence and the financial impact of various items that have not yet occurred, are out of BancShares’ control, or cannot be reasonably predicted. For the same reasons, management is unable to address the probable significance of the unavailable information. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures. Changes in the operating environment could introduce select risks to these assumptions. Please see important notices on forward looking statements found on page 3 for additional detail on inherent risks, uncertainties, changes in circumstances and other factors that are difficult to predict. To be updated in subsequent draft

Appendix Section IV

30 Glossary of Abbreviations and Acronyms The following is a list of certain abbreviations and acronyms used throughout this document. AFS – Available for Sale ALLL – Allowance for Loan and Lease Losses AOCI – Accumulated Other Comprehensive Income bps – Basis point(s); 1 bp = 0.01% C&I – Commercial and Industrial CET1 – Common Equity Tier 1 CRE – Commercial Real Estate EOP – End of Period EPS – Earnings Per Share FDIC – Federal Deposit Insurance Corporation FFS – Fed Funds Sold FHLB – Federal Home Loan Bank FRB – Federal Reserve Bank FX – Foreign Exchange FY – Full Year GAAP – United States Generally Accepted Accounting Principles HQLS – High-Quality Liquid Securities HTM – Held to Maturity IBD – Interest-Bearing Deposits ID – Investor Dependent MSA – Metropolitan Statistical Area NCO – Net Charge-Off NII – Net Interest Income NIM – Net Interest Margin NM – Not Meaningful NPL – Nonperforming Loans PAA – Purchase Accounting Accretion or Amortization PPNR – Pre-Provision Net Revenue QTD – Quarter-to-date ROA – Return on Average Assets ROE – Return on Average Common Stockholders’ Equity ROTCE – Return on Average Tangible Common Stockholders’ Equity SLA – Shared Loss Agreement with the FDIC VC – Venture Capital YTD – Year-to-date 1Q25 Additions FY – Full Year 1Q25 Removals LFI – Large Financial Institution TBV – Tangible Book Value Archive ACL – Allowance for Credit Losses CAB - Community Association Banking NIB - Noninterest-bearing RBC - Risk-Based Capital TA - Tangible Assets TCE - Tangible Common Equity AUM – Assets Under Management AWA – Affluent Wealth Advisors LIBOR – London Inter-Bank Offered Rate LOC – Line of Credit MSA – Metropolitan Statistical Area PE – Private Equity RIA – Registered Investment Advisor SOFR – Secured Overnight Financing Rate LTD – Long Term Debt RWA – Risk Weighted Assets ACH – Automated clearing house CECL – Current Expected Credit Losses ETF – Exchange-Traded Fund FFR – Federal Funds Rate IPO – Initial Public Offering LP – Limited Partner VC – Venture Capital AI – Artificial Intelligence FFR – Federal Funds Rate FY – Full Year GFB – Global Fund Banking OBS – Off Balance Sheet Client Funds PCD – Purchased Credit Deteriorated To be updated in a subsequent draft as information becomes more concrete To be updated in subsequent draft Under review - to be provided in subsequent draft

31

BancShares Balance Sheets (unaudited)

($ in millions)

	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024
ASSETS					
Cash and due from banks	$ 812	$ 814	$ 862	$ 764	$ 698
Interest-earning deposits at banks	24,692	21,364	25,640	25,361	30,792
Securities purchased under agreements to resell	345	158	455	392	394
Investment in marketable equity securities	95	101	82	78	79
Investment securities available for sale	33,900	33,750	28,190	27,053	24,915
Investment securities held to maturity	10,324	10,239	10,391	10,535	10,050
Assets held for sale	185	85	68	92	86
Loans and leases	141,358	140,221	138,695	139,341	135,370
Allowance for loan and lease losses	(1,680)	(1,676)	(1,678)	(1,700)	(1,737)
Loans and leases, net of allowance for loan and lease losses	**139,678**	**138,545**	**137,017**	**137,641**	**133,633**
Operating lease equipment, net	9,371	9,323	9,186	8,945	8,811
Premises and equipment, net	2,044	2,006	1,974	1,938	1,906
Goodwill	346	346	346	346	346
Other intangible assets, net	234	249	265	280	295
Other assets	6,796	6,740	6,091	6,402	5,831
Total assets	**$ 228,822**	**$ 223,720**	**$ 220,567**	**$ 219,827**	**$ 217,836**
LIABILITIES					
Deposits:					
Noninterest-bearing	$ 40,767	$ 38,633	$ 39,396	$ 40,016	$ 39,276
Interest-bearing	118,558	116,596	112,178	111,063	110,333
Total deposits	**159,325**	**155,229**	**151,574**	**151,079**	**149,609**
Credit balances of factoring clients	1,145	1,016	1,250	1,175	1,152
Short-term borrowings	450	367	391	386	395
Long-term borrowings	37,956	36,684	36,770	37,072	37,145
Total borrowings	38,406	37,051	37,161	37,458	37,540
Other liabilities	7,651	8,196	7,754	7,628	7,687
Total liabilities	**206,527**	**201,492**	**197,739**	**197,340**	**195,988**
STOCKHOLDERS' EQUITY					
Preferred stock	881	881	881	881	881
Common stock	13	14	14	15	15
Additional paid in capital	1,798	2,417	3,389	4,099	4,099
Retained earnings	19,802	19,361	18,703	18,102	17,435
Accumulated other comprehensive loss	(199)	(445)	(159)	(610)	(582)
Total stockholders' equity	**22,295**	**22,228**	**22,828**	**22,487**	**21,848**
Total liabilities and stockholders' equity	**$ 228,822**	**$ 223,720**	**$ 220,567**	**$ 219,827**	**$ 217,836**

First Citizens BancShares

32

BancShares Income Statements (unaudited)

($ in millions)

	1Q25	4Q24	3Q24	2Q24	1Q24
INTEREST INCOME					
Interest and fees on loans	$ 2,236	$ 2,322	$ 2,430	$ 2,422	$ 2,354
Interest on investment securities	414	377	358	330	282
Interest on deposits at banks	245	302	350	378	448
Total interest income	**2,895**	**3,001**	**3,138**	**3,130**	**3,084**
INTEREST EXPENSE					
Deposits	893	957	1,004	975	928
Borrowings	339	335	338	334	339
Total interest expense	1,232	1,292	1,342	1,309	1,267
Net interest income	**1,663**	**1,709**	**1,796**	**1,821**	**1,817**
Provision for credit losses	154	155	117	95	64
Net interest income after provision for credit losses	**1,509**	**1,554**	**1,679**	**1,726**	**1,753**
NONINTEREST INCOME					
Rental income on operating lease equipment	270	272	262	259	255
Lending-related fees	66	68	67	63	59
Deposit fees and service charges	58	58	57	57	58
Client investment fees	53	54	55	54	50
Wealth management services	56	54	54	52	51
International fees	32	33	29	29	28
Factoring commissions	17	20	19	19	17
Cardholder services, net	41	41	42	40	40
Merchant services, net	14	13	12	12	12
Insurance commissions	14	13	14	13	15
Realized gain on sale of investment securities, net	—	2	4	—	—
Fair value adjustment on marketable equity securities, net	(5)	10	9	(2)	(4)
Gain on sale of leasing equipment, net	5	11	5	4	10
Loss on extinguishment of debt	—	—	—	—	(2)
Other noninterest income	14	50	21	39	38
Total noninterest income	**635**	**699**	**650**	**639**	**627**
NONINTEREST EXPENSE					
Depreciation on operating lease equipment	98	101	99	98	96
Maintenance and other operating lease expenses	58	55	59	60	45
Personnel cost	818	801	788	745	744
Net occupancy expense	58	60	62	58	62
Equipment expense	136	136	128	126	114
Professional fees	25	30	42	24	25
Third-party processing fees	63	57	55	58	60
FDIC insurance expense	38	33	31	33	41
Marketing expense	32	24	20	18	14
Acquisition-related expenses	42	62	46	44	58
Intangible asset amortization	15	16	15	15	17
Other noninterest expense	110	142	111	107	100
Total noninterest expense	**1,493**	**1,517**	**1,456**	**1,386**	**1,376**
Income before income taxes	**651**	**736**	**873**	**979**	**1,004**
Income tax expense	168	36	234	272	273
Net income	**$ 483**	**$ 700**	**$ 639**	**$ 707**	**$ 731**
Preferred stock dividends	$ 15	$ 15	$ 15	$ 16	$ 15
Net income available to common stockholders	**$ 468**	**$ 685**	**$ 624**	**$ 691**	**$ 716**

First Citizens BancShares

33

Noninterest income

($ in millions)

	1Q25	4Q24	3Q24	2Q24	1Q24	1Q25 Change vs 4Q24 $	1Q25 Change vs 4Q24 %
Rental income on operating lease equipment	$ 270	$ 272	$ 262	$ 259	$ 255	$ (2)	(1.2)%
Lending-related fees	66	68	67	63	59	(2)	(2.9)
Deposit fees and service charges	58	58	57	57	58	—	(0.5)
Client investment fees	53	54	55	54	50	(1)	(2.6)
Wealth management services	56	54	54	52	51	2	4.5
International fees	32	33	29	29	28	(1)	(1.5)
Factoring commissions	17	20	19	19	17	(3)	(13.4)
Cardholder services, net	41	41	42	40	40	—	0.1
Merchant services, net	14	13	12	12	12	1	2.5
Insurance commissions	14	13	14	13	15	1	8.9
Realized gain on sale of investment securities, net	—	2	4	—	—	(2)	(100.0)
Fair value adjustment on marketable equity securities, net	(5)	10	9	(2)	(4)	(15)	(149.8)
Gain on sale of leasing equipment, net	5	11	5	4	10	(6)	(50.9)
Loss on extinguishment of debt	—	—	—	—	(2)	—	—
Other noninterest income	14	50	21	39	38	(36)	(73.0)
Total noninterest income - GAAP	**$ 635**	**$ 699**	**$ 650**	**$ 639**	**$ 627**	**$ (64)**	**(9.3)%**
Depreciation and maintenance expense on operating lease equipment [1]	$ (156)	$ (152)	$ (158)	$ (158)	$ (141)	$ (4)	(2.6)%
Realized gain on sale of investment securities, net	—	(2)	(4)	—	—	2	100.0
Fair value adjustment on marketable equity securities, net	5	(10)	(9)	2	4	15	149.8
Gain on sale of leasing equipment, net	(5)	(11)	(5)	(4)	(10)	6	50.9
Loss on extinguishment of debt	—	—	—	—	2	—	—
Other noninterest income	—	(8)	—	—	(4)	8	(100.0)
Total notable items [2]	**$ (156)**	**$ (183)**	**$ (176)**	**$ (160)**	**$ (149)**	**$ 27**	**14.8 %**
Adjusted rental income on operating lease equipment [1]	$ 114	$ 120	$ 104	$ 101	$ 114	$ (6)	(5.5)%
Lending-related fees	66	68	67	63	59	(2)	(2.9)
Deposit fees and service charges	58	58	57	57	58	—	(0.5)
Client investment fees	53	54	55	54	50	(1)	(2.6)
Wealth management services	56	54	54	52	51	2	4.5
International fees	32	33	29	29	28	(1)	(1.5)
Factoring commissions	17	20	19	19	17	(3)	(13.4)
Cardholder services, net	41	41	42	40	40	—	0.1
Merchant services, net	14	13	12	12	12	1	2.5
Insurance commissions	14	13	14	13	15	1	8.9
Other noninterest income	14	42	21	39	34	(28)	(68.1)
Total noninterest income - adjusted (Non-GAAP) [3]	**$ 479**	**$ 516**	**$ 474**	**$ 479**	**$ 478**	**$ (37)**	**(7.4)%**

First Citizens BancShares

(1) Depreciation on operating lease equipment includes impairment of $4 million on rail assets in 4Q24. The $4 million impairment is a notable item and is excluded from adjusted rental income on operating lease equipment. See Section V entitled Non-GAAP Reconciliations.
(2) Notable items are included in Section V entitled Non-GAAP Reconciliations.
(3) Non-GAAP measure: see Section V entitled Non-GAAP Reconciliations.

34

Noninterest expense

($ in millions)

	1Q25	4Q24	3Q24	2Q24	1Q24	1Q25 Change vs 4Q24 $	1Q25 Change vs 4Q24 %
Depreciation on operating lease equipment	$ 98	$ 101	$ 99	$ 98	$ 96	$ (3)	(3.3)%
Maintenance and other operating lease expenses	58	55	59	60	45	3	5.3
Personnel cost	818	801	788	745	744	17	2.1
Net occupancy expense	58	60	62	58	62	(2)	(4.1)
Equipment expense	136	136	128	126	114	—	(0.3)
Professional fees	25	30	42	24	25	(5)	(15.7)
Third-party processing fees	63	57	55	58	60	6	10.4
FDIC insurance expense	38	33	31	33	41	5	17.7
Marketing expense	32	24	20	18	14	8	30.6
Acquisition-related expenses	42	62	46	44	58	(20)	(32.9)
Intangible asset amortization	15	16	15	15	17	(1)	(1.9)
Other noninterest expense	110	142	111	107	100	(32)	(22.4)
Total noninterest expense - GAAP	**$ 1,493**	**$ 1,517**	**$ 1,456**	**$ 1,386**	**$ 1,376**	**$ (24)**	**(1.6)%**
Depreciation on operating lease equipment	$ (98)	$ (101)	$ (99)	$ (98)	$ (96)	$ 3	3.3 %
Maintenance and other operating lease expenses	(58)	(55)	(59)	(60)	(45)	(3)	(5.3)
Professional fees	—	—	—	(1)	(3)	—	—
FDIC insurance expense	—	—	—	(2)	(9)	—	—
Acquisition-related expenses	(42)	(62)	(46)	(44)	(58)	20	32.9
Intangible asset amortization	(15)	(16)	(15)	(15)	(17)	1	1.9
Other noninterest expense	(3)	(15)	(8)	2	6	12	(80.0)
Total notable items [(1)]	**$ (216)**	**$ (249)**	**$ (227)**	**$ (218)**	**$ (222)**	**$ 33**	**13.3 %**
Personnel cost	$ 818	$ 801	$ 788	$ 745	$ 744	$ 17	2.1 %
Net occupancy expense	58	60	62	58	62	(2)	(4.1)
Equipment expense	136	136	128	126	114	—	(0.3)
Professional fees	25	30	42	23	22	(5)	(15.7)
Third-party processing fees	63	57	55	58	60	6	10.4
FDIC insurance expense	38	33	31	31	32	5	17.7
Marketing expense	32	24	20	18	14	8	30.6
Other noninterest expense	107	127	103	109	106	(20)	(15.6)
Total noninterest expense - adjusted (Non-GAAP) [(2)]	**$ 1,277**	**$ 1,268**	**$ 1,229**	**$ 1,168**	**$ 1,154**	**$ 9**	**0.7 %**

First Citizens BancShares

(1) Notable items are included in Section V entitled Non-GAAP Reconciliations.
(2) Non-GAAP measure: see Section V entitled Non-GAAP Reconciliations.

35 Loan Portfolios in Focus ($ in billions, as of March 31, 2025) Total Loans $141.4 Total Loans CRE $23.4 CRE Portfolio Composition Balance % of total loans Multi-Family $ 4.5 3.2 % Medical Office 3.7 2.6 Industrial/Warehouse 3.6 2.6 General Office 2.4 1.7 Legacy-CIT Portfolio 0.8 0.6 Other 1.6 1.1 Retail 1.9 1.3 Healthcare 1.3 0.9 Hotel/Motel 0.9 0.6 Other 5.1 3.6 Total $ 23.4 16.5 % Innovation Portfolio Composition Balance % of total loans Innovation C&I and cash flow dependent $ 9.1 6.5 % Investor dependent - growth stage 2.1 1.5 Investor dependent - early stage 0.9 0.6 Total $ 12.1 8.6 % Innovation $12.1 Note – The definition of CRE in these tables is aligned with supervisory guidance on commercial real estate and includes the following: construction loans (1.a.1 and 1.a.2), loans where the primary repayment is from 3rd party rental income (1.d and 1.e.2), and loans not secured by real estate but for the purpose of real estate (4.a, 8, and 9). Totals may not foot due to rounding. CRE data remains under review as we are still working through internal validations

36 General Office CRE Portfolio (as of March 31, 2025) CA 23% NC / SC 21% FL 10% MA 9% TX 4% VA 4% TN 4% Other 25% Total General Office $2.4 B Geographic Diversification Top 5 MSAs ($ in millions) Los Angeles $ 389 Boston $ 218 Charlotte $ 112 Raleigh $ 99 Tampa $ 85 Percent of total loans 0.6 % General Office Portfolio Metrics % of total loans 1.7% % of CRE loans 10.2 % Average loan amount $1.8 MM YTD NCO ratio 4.77 % Delinquencies/Loans 11.08 % NPLs/Loans 10.87 % Criticized loans/Loans 20.94 % ALLL ratio 4.35 % Portfolio Characteristics • Evolving macroeconomic and social conditions (including the shift to more hybrid work arrangements) have resulted in changing demands for office property and stress within our portfolio. • The portfolio is geographically diversified and helps to reduce concentration risk in any particular city or state. • Stress to date within the portfolio has been limited to the Legacy-CIT portfolio which totaled approximately $0.8 billion with an ALLL ratio of 11.89% as of March 31, 2025. It is comprised primarily of reposition/bridge loans secured by Class B office properties. CRE data remains under review as we are still working through internal validations

37 SVB Investor Dependent Portfolio (as of March 31, 2025) Portfolio Metrics Early Stage Growth Stage Loan balance $0.9 B $2.1 B % of Innovation loans 7.5% 16.9% % of ID loans 30.7% 69.3 % Avg. loan size (1) $1.1 MM $3.8 MM Median loan size (1) $250 K $833 K YTD NCO ratio 11.26% 1.40 % NPLs/Loans 3.05% 2.03 % Criticized loans/Loans 33.79% 20.64 % ALLL ratio 7.92% 5.10 % Client Industry Concentration Portfolio Characteristics • Early Stage - Loans to development-stage innovation companies with $0-5 million in revenues. • Growth Stage - Loans to mid and later-stage innovation companies with over $5 million in revenues. • Continued pressure in public and private markets could negatively impact borrowers’ ability to raise funds and execute an exit strategy, leading to elevated net charge-offs. • Large loan sizes in the Growth Stage portfolio may contribute to lumpiness in quarterly net charge-offs and credit metrics. 57% 13% 12% 11% 7% Software Hardware Life Science - Products Life Science - Services Energy & Resource Innovation (1) Average and median loan size presented in this table exclude credit cards balances.

38 Estimated Liquidity Available for Uninsured Deposits ($ in millions) Total Deposits Less: Insured and/or collateralized deposits Total deposits - uninsured/ uncollateralized Estimated liquidity available for uninsured deposits: Immediately available cash Unpledged securities FDIC Line of Credit FHLB Fed Discount Window BTFP Program Estimated liquidity available for uninsured deposits Coverage ratio of liquidity available to uninsured and un-collateralized deposits $XX,XXX (XX,XXX) $X,XXX $X,XXX $X,XXX $X,XXX $X,XXX $XX,XXX $XX,XXX $XX,XXX March 31, 2025 December 31, 2024 March 31, 2024 Liquid assets: Available cash $ 23,769 $ 20,545 $ 30,027 High-quality liquid securities 39,018 38,794 29,304 Total liquid assets (a) $ 62,787 $ 59,339 $ 59,331 Contingent sources: FDIC facility (1) $ — $ 5,291 $ 12,849 FHLB facility 16,542 16,423 14,432 FRB facility 5,612 5,475 5,514 Line of credit 100 100 100 Total contingent sources (b) $ 22,254 $ 27,289 $ 32,895 Total liquidity (a + b) $ 85,041 $ 86,628 $ 92,226 Total uninsured deposits (c) $ 58,063 $ 59,510 $ 54,847 Coverage ratio of liquidity to uninsured deposits (a + b) / c 146% 146% 168 % SEC MD&A Liquidity Risk (1) The draw period under the FDIC credit facility ended in 1Q25. Capacity shown for 4Q24 and 1Q24 included immediately available capacity and is based on the amount of collateral pledged at quarter end for each respective period.

39 (1) 1Q25 (1) Carrying value (2) % of Portfolio Yield (3) Duration in years AFS Portfolio U.S. Treasury $ 13,150 30% 4.33% 1.1 Government agency 69 — 3.65 0.3 Residential mortgage-backed securities 16,605 38 4.22 3.4 Commercial mortgage-backed securities 3,594 8 4.18 2.3 Corporate bonds 465 1 6.28 0.6 Municipal bonds 17 — 7.11 0.1 Total AFS portfolio $ 33,900 77% 4.30% 2.3 HTM portfolio U.S. Treasury $ 484 1% 1.39% 2.1 Government agency 1,491 3 1.53 2.5 Residential mortgage-backed securities 4,668 10 2.46 5.9 Commercial mortgage-backed securities 3,378 8 2.33 3.2 Other investments 303 1 1.55 3.8 Total HTM portfolio $ 10,324 23% 2.21% 4.3 Grand total $ 44,224 100% 3.80% 2.7 Debt Securities Overview ($ in millions, period end balances) (1) Includes the debt securities portfolio; excludes marketable equity securities. (2) Carrying value represents fair value for AFS and amortized cost for HTM portfolios. (3) Yield represents actual accounting yield recognized during the quarter.

40 Change vs. 1Q25 4Q24 1Q24 4Q24 1Q24 Avg. Balance Income / Expense Yield / Rate Avg. Balance Income / Expense Yield / Rate Avg. Balance Income / Expense Yield / Rate Avg. Balance Income / Expense Yield / Rate Avg. Balance Income / Expense Yield / Rate Loans and leases (1) $ 139,491 $ 2,236 6.49% $ 138,186 $ 2,322 6.69% $ 132,313 $ 2,354 7.15% $ 1,305 $ (86) (0.20) % $ 7,178 $ (118) (0.66) % Investment securities 43,555 411 3.79 40,779 374 3.66 32,647 279 3.42 2,776 37 0.13 10,908 132 0.37 Securities purchased under agreements to resell 283 3 4.37 266 3 4.67 244 3 5.40 17 — (0.30) 39 — (1.03) Interest-earning deposits at banks 22,699 245 4.38 25,548 302 4.70 33,383 448 5.39 (2,849) (57) (0.32) (10,684) (203) (1.01) Total interest-earning assets (1) $ 206,028 $ 2,895 5.68% $ 204,779 $ 3,001 5.83% $ 198,587 $ 3,084 6.23% $ 1,249 $ (106) -0.15% $ 7,441 $ (189) -0.55 % Interest-bearing deposits $ 117,224 $ 893 3.09% $ 114,565 $ 957 3.32% $ 108,064 $ 928 3.45% $ 2,659 $ (64) (0.23) % $ 9,160 $ (35) (0.36) % Securities sold under customer repurchase agreements 428 1 0.52 370 1 0.57 431 1 0.47 58 — (0.05) (3) — 0.05 Long-term borrowings 36,970 338 3.66 36,722 334 3.64 37,146 338 3.64 248 4 0.02 (176) — 0.02 Total borrowings $ 37,398 $ 339 3.62% $ 37,092 $ 335 3.61% $ 37,577 $ 339 3.60% $ 306 $ 4 0.01% $ (179) $ — 0.02 % Total interest-bearing liabilities $ 154,622 $ 1,232 3.22% $ 151,657 $ 1,292 3.39% $ 145,641 $ 1,267 3.49% $ 2,965 $ (60) -0.17% $ 8,981 $ (35) -0.27 % Net interest income $ 1,663 $ 1,709 $ 1,817 $ (46) $ (154) Net interest spread (1) 2.46% 2.44% 2.74% 0.02% (0.28) % Net interest margin (1) 3.26% 3.32% 3.67% (0.06) % (0.41) % Change vs. YTD23 YTD22 YTD22 Avg. Balance Income / Expense Yield / Rate Avg. Balance Income / Expense Yield / Rate Avg. Balance Income / Expense Yield / Rate Loans and leases (1) $ 66,634 $ 2,953 4.41% $ 65,639 $ 2,697 4.09% $ 995 $ 256 0.32 % Investment securities 19,166 354 1.85 16,110 216 1.32 3,056 138 0.53 Interest-earning deposits at banks 7,726 106 1.38 13,246 17 0.13 (5,520) 89 1.25 Total interest-earning assets (1) $ 93,526 $ 3,413 3.63% $ 94,995 $ 2,930 3.07% $ (1,469) $ 483 0.56 % Interest-bearing deposits $ 63,598 $ 335 0.53% $ 65,295 $ 239 0.37% $ (1,697) $ 96 0.16 % Securities sold under customer repurchase agreements 590 1 0.19 660 1 0.20 (70) — (0.01) Other short-term borrowings 824 28 3.30 — — — 824 28 3.30 Long-term borrowings 3,882 103 2.64 5,915 249 4.15 (2,033) (146) (1.51) Total borrowings $ 5,296 $ 132 2.47% $ 6,575 $ 250 3.75% $ (1,279) $ (118) (1.28) % Total interest-bearing liabilities $ 68,894 $ 467 0.68% $ 71,870 $ 489 0.68% $ (2,976) $ (22) — % Net interest income $ 2,946 $ 2,441 $ 505 Net interest spread (1) 2.95% 2.39% 0.56 % Net interest margin (1) 3.14% 2.55% 0.59 % Average Balances and Yields ($ in millions) YTD not disclosed Q1 (1) The balance and rate presented is calculated net of average credit balances and deposits of factoring clients. Note: Certain items above do not precisely recalculate as presented due to rounding.

41 General Bank Segment ($ in millions) (1) Non-GAAP measure: see Section V entitled Non-GAAP Reconciliations. (2) Linked quarter loan and deposit growth percentages are annualized using end of period balances. Increase (decrease) 1Q25 vs. 4Q24 1Q25 vs. 1Q24 Earnings Summary 1Q25 4Q24 3Q24 2Q24 1Q24 $ % $ % Net interest income $ 788 $ 777 $ 760 $ 730 $ 684 $ 11 1.4% $ 104 15.2 % Total noninterest income 164 166 149 152 145 (2) (1.1) 19 13.2 Total revenue 952 943 909 882 829 9 1.0 123 14.9 Total noninterest expense 565 543 553 501 528 22 4.1 37 7.0 Pre-provision net revenue (1) 387 400 356 381 301 (13) (3.3) 86 28.8 Provision for credit losses 46 22 55 37 21 24 109.2 25 122.0 Income before income taxes 341 378 301 344 280 (37) (9.9) 61 21.8 Income tax expense 88 92 99 92 79 (4) (4.0) 9 11.8 Net income $ 253 $ 286 $ 202 $ 252 $ 201 $ (33) (11.8) % $ 52 25.6 % Period end Balances (2) Loans and leases $ 64,847 $ 64,887 $ 64,254 $ 63,327 $ 62,015 $ (40) (0.3) % $ 2,832 4.6 % Deposits 74,309 72,956 71,898 71,261 70,908 1,353 7.5 3,401 4.8 Other Key Metrics Number of branches 536 539 540 542 546 (3) (0.6) % (10) (1.8) % Wealth management assets under management ($B) $ 54.5 $ 55.5 $ 53.6 $ 51.8 $ 51.7 $ (1.0) (1.8) $ 2.8 5.4 Card volume 4,339 4,561 4,362 4,449 4,451 (222) (4.9) (112) (2.5) Merchant volume 1,761 1,759 1,769 1,810 1,728 2 0.1 33 1.9 Highlights • The General Bank segment achieved strong loan growth during the quarter, 4.1% annualized over the linked quarter, driven primarily by business and commercial loan production in the Branch Network. • Deposits increased $893 million compared to the linked quarter driven by growth in the Branch Network. • Segment net revenue increased $32 million compared to the linked quarter as net interest income increased $15 million and noninterest income increased by $17 million. Noninterest expense decreased by $20 million compared to the linked quarter. Please do not review - data is not available. To be provided in subsequent draft. Data has not yet been validated. To be finalized in subsequent draft.

42 Increase (decrease) 1Q25 vs. 4Q24 1Q25 vs. 1Q24 Earnings Summary 1Q25 4Q24 3Q24 2Q24 1Q24 $ % $ % Net interest income $ 293 $ 307 $ 305 $ 311 $ 300 $ (14) (4.7) % $ (7) (2.5) % Rental income on operating lease equipment 56 55 57 58 57 1 (0.4) (1) (2.2) Less: depreciation on operating lease equipment 44 44 47 48 46 — — (2) (5.5) Adjusted rental income on operating lease equipment (1) 12 11 10 10 11 1 9.1 1 9.1 All other noninterest income 69 101 79 77 83 (32) (31.8) (14) (17.2) Noninterest income, net (1) 81 112 89 87 94 (31) (27.7) (13) (13.8) Revenue 374 419 394 398 394 (45) (10.7) (20) (5.1) Noninterest expense, net (1) 231 219 218 198 214 12 5.5 17 7.9 Pre-provision net revenue (1) 143 200 176 200 180 (57) (29.0) (37) (20.8) Provision for credit losses 85 90 11 39 20 (5) (6.3) 65 324.3 Income before income taxes 58 110 165 161 160 (52) (47.7) (102) (64.0) Income tax expense 15 22 41 44 42 (7) (31.5) (27) (64.3) Net income $ 43 $ 88 $ 124 $ 117 $ 118 $ (45) (51.6) % $ (75) (63.9) % Period end Balances (2) Loans and leases $ 38,631 $ 37,898 $ 37,281 $ 36,835 $ 36,251 $ 733 7.8% $ 2,380 6.6 % Operating lease equipment, net 731 750 767 767 763 (19) (10.3) (32) (4.3) Deposits 2,994 3,502 3,126 3,294 3,400 (508) (58.9) (406) (11.9) Other Key Metrics Factoring volume $ 5,404 $ 6,124 $ 6,094 $ 5,261 $ 5,353 $ (720) (11.8) % $ 51 1.0 % Highlights • The Commercial Bank segment achieved strong loan growth during the quarter, 6.2% annualized over the linked quarter, largely driven by strong origination volume in our industry verticals. • Factoring volume totaled $5.4 billion, relatively in line with the linked quarter and the prior year quarter. • Segment revenue increased $15 million compared to the linked quarter, primarily driven by higher noninterest income. Commercial Bank Segment ($ in millions) (1) Non-GAAP measure: see Section V entitled Non-GAAP Reconciliations. (2) Linked quarter loan and deposit growth percentages are annualized using end of period balances. Please do not review - data is not available. To be provided in subsequent draft. Data has not yet been validated. To be finalized in subsequent draft.

43 Increase (decrease) 1Q25 vs. 4Q24 1Q25 vs. 1Q24 Earnings Summary 1Q25 4Q24 3Q24 2Q24 1Q24 $ % $ % Net interest income $ 493 $ 544 $ 560 $ 553 $ 523 $ (51) (9.4) % $ (30) (5.8) % Total noninterest income 132 137 137 134 134 (5) (3.8) (2) (1.5) Total revenue 625 681 697 687 657 (56) (8.3) (32) (4.9) Total noninterest expense 379 399 384 369 366 (20) (5.3) 13 3.5 Pre-provision net revenue (1) 246 282 313 318 291 (36) (12.5) (45) (15.4) Provision for credit losses 23 43 51 19 23 (20) (44.6) — — Income before income taxes 223 239 262 299 268 (16) (6.8) (45) (17.0) Income tax expense 57 58 75 85 75 (1) (0.7) (18) (23.6) Net income $ 166 $ 181 $ 187 $ 214 $ 193 $ (15) (8.8) % $ (27) (14.4) % Period end Balances (2) Loans and leases $ 37,818 $ 37,374 $ 37,098 $ 39,117 $ 37,042 $ 444 4.8% $ 776 2.1 % Total client funds 99,390 98,829 93,594 94,915 92,767 561 2.3 6,623 7.1 Off-balance sheet client funds 62,370 62,305 57,750 59,142 58,888 65 0.4 3,482 5.9 Deposits 37,020 36,524 35,844 35,773 33,879 496 5.5 3,141 9.3 SVB Commercial Segment ($ in millions) Note – SVB Commercial segment results do not include the accretion impact of SVB loans or the impact of overnight investments and debt that was added at the acquisition date (the aforementioned items are contained within Corporate). (1) Non-GAAP measure: see Section V entitled Non-GAAP Reconciliations. (2) Linked quarter loan, total client funds, off-balance sheet client funds and deposit growth percentages are annualized using end of period balances. Highlights • SVB Commercial segment loans increased from the linked quarter driven by Global Fund Banking production and improved utilization. • Total client funds increased compared to the linked quarter including growth of in off balance sheet client funds and on balance sheet deposit growth of . The increase in total client funds reflects higher VC investment activity and slowing client cash burn. • Segment net revenue decreased compared to the linked quarter due to lower net interest income partially offset by higher noninterest income. Noninterest expense decreased compared to the linked quarter. Data has not yet been validated. To be finalized in subsequent draft.

44 Increase (decrease) 1Q25 vs. 4Q24 1Q25 vs. 1Q24 Earnings Summary 1Q25 4Q24 3Q24 2Q24 1Q24 $ % $ % Net interest expense $ 52 $ 50 $ 48 $ 45 $ 43 $ 2 2.5% $ 9 19.9 % Rental income on operating lease equipment 214 217 205 201 198 (3) (1.4) 16 8.1 Less: depreciation on operating lease equipment 54 57 52 50 50 (3) (4.1) 4 9.3 Less: maintenance and other operating lease expenses 58 55 59 60 45 3 5.3 13 29.5 Adjusted rental income on operating lease equipment (1) 102 105 94 91 103 (3) (2.9) (1) (1.0) All other noninterest income 2 6 2 2 4 (4) (64.4) (2) (46.8) Noninterest income, net (1) 104 111 96 93 107 (7) (6.3) (3) (2.8) Revenue 52 61 48 48 64 (9) (14.8) (12) (18.8) Noninterest expense, net (1) 22 21 20 21 22 1 4.8 — — Pre-provision net revenue (1) 30 40 28 27 42 (10) (27.7) (12) (29.9) Provision for credit losses — — — — — — — — — Income before income taxes 30 40 28 27 42 (10) (27.8) (12) (29.9) Income tax expense 8 9 8 8 11 (1) (22.7) (3) (34.5) Net income $ 22 $ 31 $ 20 $ 19 $ 31 $ (9) (29.4) % $ (9) (28.1) % Period end Balances (2) Operating lease equipment, net $ 8,640 $ 8,573 $ 8,419 $ 8,178 $ 8,048 $ 67 3.2% $ 592 7.4 % Other Key Metrics Railcars and locomotives (3) 126,600 126,000 125,600 123,200 122,900 600 0.5% 3,700 3.0 % Utilization 97.0% 97.6% 98.1% 98.8% 99.1 % nm (0.6) nm (2.1) Renewal rate to previous rate 126 128 130 122 125 nm (2.0) nm 1.0 Rail Segment ($ in millions) (1) Non-GAAP measure: see Section V entitled Non-GAAP Reconciliations. (2) Linked quarter operating lease equipment growth percentage is annualized using end of period balances. (3) Railcars and locomotives number is rounded. Highlights • The fleet is effectively fully utilized, with a utilization rate of 97.0%. • Favorable renewal repricing trends continued, up 28% over the expiring rate for the quarter, with gains in both freight cars (+36%) and tank cars (+21%). • Adjusted rental income on operating lease equipment increased from the linked quarter reflecting fleet growth, continued positive repricing trends and lower maintenance expense. Data has not yet been validated. To be finalized in subsequent draft. Format in process of being updated to better align with new SEC segment disclosures.

45 Highlights • Net interest income decreased compared to the linked quarter driven primarily by lower interest income from overnight investments and higher interest expense from growth in Direct Bank deposits, partially offset by increased interest income from higher investment securities. • Noninterest expense increased driven primarily by similar items as noted on slide 16. • Direct Bank deposits reflect continued growth in the channel even with declining rates paid. Corporate ($ in millions) (1) Non-GAAP measure: see Section V entitled Non-GAAP Reconciliations. (2) Linked quarter investment securities and Direct Bank deposit growth percentages are annualized using end of period balances. Increase (decrease) 1Q25 vs. 4Q24 1Q25 vs. 1Q24 Earnings Summary 1Q25 4Q24 3Q24 2Q24 1Q24 $ % $ % Net interest income $ 141 $ 131 $ 219 $ 272 $ 353 $ 10 7.7% $ (212) (60.1) % Total noninterest income (2) 17 21 15 6 (19) (109.2) (8) (125.9) Total revenue 139 148 240 287 359 (9) (5.9) (220) (61.2) Total noninterest expense 140 179 123 139 105 (39) (22.3) 35 33.2 Pre-provision net revenue (1) (1) (31) 117 148 254 30 98.9 (255) (100.1) Provision for credit losses — — — — — — — — — (Loss) income before income taxes (1) (31) 117 148 254 30 99.1 (255) (100.1) Income tax (benefit) expense — (145) 11 43 66 145 100.2 (66) (99.7) Net (loss) income $ (1) $ 114 $ 106 $ 105 $ 188 $ (115) (100.5) % $ (189) (100.3) % Period end Balance Sheet (2) Investment securities $ 44,319 $ 44,090 $ 38,663 $ 37,666 $ 35,044 $ 229 2.1% $ 9,275 26.7 % Direct Bank Deposits 44,170 41,093 39,504 39,669 39,814 3,077 30.0 4,356 10.9 Please do not review - data is not available. To be provided in subsequent draft. Data has not yet been validated. To be finalized in subsequent draft.

46 March 31, 2025 December 31, 2024 September 30, 2024 June 30, 2024 March 31, 2024 Loans and leases (including off-balance sheet exposure) (1) Beginning balance - unamortized fair value mark $ (1,644) $ (1,746) $ (1,857) $ (2,005) $ (2,173) Other — 12 4 3 5 Accretion 83 90 107 145 163 Ending balance $ (1,561) $ (1,644) $ (1,746) $ (1,857) $ (2,005) Core deposits and other intangibles Beginning balance $ 249 $ 264 $ 280 $ 295 $ 312 Amortization (15) (15) (16) (15) (17) Ending balance $ 234 $ 249 $ 264 $ 280 $ 295 Deposits (2) Beginning balance - unamortized fair value mark $ (1) $ (2) $ (4) $ (7) $ (11) Amortization 1 1 2 3 4 Ending balance $ — $ (1) $ (2) $ (4) $ (7) Borrowings (2) Beginning balance - unamortized fair value mark $ 126 $ 135 $ 143 $ 151 $ 161 Amortization (10) (9) (8) (8) (8) Other — — — — (2) Ending balance $ 116 $ 126 $ 135 $ 143 $ 151 Purchase accounting marks ($ in millions) Note – The summary only includes select information and is not intended to represent all purchase accounting adjustments. (1) Purchase accounting marks on loans and leases is comprised of credit, interest and liquidity components, and are generally recognized using the level-yield or straight-line method over the remaining life of the receivable or in full in the event of prepayment. (2) Purchase accounting marks on deposits and borrowings represent interest rate marks and are recognized using the level-yield method over the remaining term of the liability.

Non-GAAP Reconciliations Section V

48 1Q23 4Q22 1Q22 Rental income on operating lease equipment (2) $ (156) $ (152) $ (141) Realized gain on sale of investment securities available for sale, net — (2) — Fair value adjustment on marketable equity securities, net 5 (10) 4 Gain on sale of leasing equipment, net (5) (11) (10) Gain on acquisition — — — Gain on extinguishment of debt — — 2 Other noninterest income(3) — (8) (4) Impact on adjusted noninterest income $ (156) $ (183) $ (149) Depreciation on operating lease equipment (2) $ (98) $ (101) $ (96) Maintenance and other operating lease expenses (2) (58) (55) (45) Salaries and benefits — — — Acquisition-related expenses (42) (62) (58) Intangible asset amortization (15) (16) (17) Other noninterest expense (4) (3) (15) 6 Impact on adjusted noninterest expense $ (216) $ (249) $ (222) CECL Day 2 provision and reserve for unfunded commitments — (716) — Provision for credit losses- investment securities available for sale — (4) — Provision for credit losses - total adjustments $ — $ — $ — Impact on adjusted pre-tax income $ 134 $ 173 $ 38 Income tax impact (5) (6) 15 123 20 Impact on adjusted net income $ 45 $ (57) $ 53 Impact on adjusted diluted EPS $ 3.32 $ (4.11) 3.66 Notable Items (1) ($ in millions, except per share data) 1Q25 4Q24 3Q24 2Q24 1Q24 Rental income on operating lease equipment (2) (7) $ (156) $ (152) $ (158) $ (158) $ (141) Realized gain on sale of investment securities, net — (2) (4) — — Fair value adjustment on marketable equity securities, net 5 (10) (9) 2 4 Gain on sale of leasing equipment, net (5) (11) (5) (4) (10) Loss on extinguishment of debt — — — — 2 Other noninterest income (3) — (8) — — (4) Impact of notable items on adjusted noninterest income $ (156) $ (183) $ (176) $ (160) $ (149) Depreciation on operating lease equipment (2) (7) $ (98) $ (101) $ (99) $ (98) $ (96) Maintenance and other operating lease expenses (2) (58) (55) (59) (60) (45) Professional fees (4) — — — (1) (3) FDIC insurance special assessment — — — (2) (9) Acquisition-related expenses (42) (62) (46) (44) (58) Intangible asset amortization (15) (16) (15) (15) (17) Other noninterest expense (5) (3) (15) (8) 2 6 Impact of notable items on adjusted noninterest expense $ (216) $ (249) $ (227) $ (218) $ (222) Impact of notable items on adjusted pre-tax income $ 60 $ 66 $ 51 $ 58 $ 73 Income tax impact (6) 15 123 15 10 20 Impact of notable items on adjusted net income $ 45 $ (57) $ 36 $ 48 $ 53 Impact of notable items on adjusted diluted EPS $ 3.32 $ (4.11) $ 2.45 $ 3.33 $ 3.66 (1) Notable items include income and expense for infrequent transactions and certain recurring items (typically noncash) that management believes should be excluded from adjusted measures (non- GAAP) to enhance understanding of operations and comparability to historical periods. Management utilizes both GAAP and adjusted measures (non-GAAP) to analyze BancShares’ performance. Refer to subsequent pages of this presentation for a reconciliation of non-GAAP measures to the most directly comparable GAAP measures. (2) Depreciation and maintenance and other operating lease expenses are deducted from rental income on operating lease equipment to calculate adjusted rental income on operating lease equipment (non-GAAP). There is no net impact to earnings for this non-GAAP item because adjusted noninterest income and expense are reduced by the same amount. Management believes adjusted rental income on operating lease equipment (non-GAAP) is meaningful because it helps management monitor the performance and profitability of the operating leases after deducting direct expenses. Refer to subsequent pages of this presentation for a reconciliation of non-GAAP measures to the most directly comparable GAAP measures. (3) Other noninterest income includes a gain on sale of portfolio residential mortgages in 4Q24 and a gain on litigation settlement in 1Q24. (4) Professional fees include expenses related to integration activities. (5) Other noninterest expense primarily includes impairment of capitalized software and related projects in 1Q25 and 4Q24, a technology fee in 3Q24, and litigation reserve releases in 2Q24 and 1Q24. (6) For the periods presented, the income tax impact may include tax discrete items and changes in the estimated annualized effective tax rate. 4Q24 includes the impact of a change in our estimated state income tax rates after filing our first income tax returns that included the SVBB Acquisition. (7) Depreciation on operating lease equipment includes impairment of $4 million in 4Q24. The $4 million impairment is a notable item and is excluded from adjusted rental income on operating lease equipment (non-GAAP).

49

Non-GAAP Reconciliations

($ in millions, except share and per share data)

Non-GAAP Reconciliations			1Q25	4Q24	3Q24	2Q24	1Q24
Net income and EPS							
Net income (GAAP)	a	$	483	700	639	707	731
Preferred stock dividends			15	15	15	16	15
Net income available to common stockholders (GAAP)	b		468	685	624	691	716
Total notable items, after income tax	c		45	(57)	36	48	53
Adjusted net income (non-GAAP)	d = (a+c)		528	643	675	755	784
Adjusted net income available to common stockholders (non-GAAP)	e = (b+c)	$	513	628	660	739	769
Weighted average common shares outstanding							
Basic	f		13,575,231	13,927,887	14,375,974	14,534,499	14,533,302
Diluted	g		13,575,231	13,927,887	14,375,974	14,534,499	14,536,442
EPS (GAAP)							
Basic	b/f	$	34.47	49.21	43.42	47.54	49.27
Diluted	b/g		34.47	49.21	43.42	47.54	49.26
Adjusted EPS (non-GAAP)							
Basic	e/f	$	37.79	45.10	45.87	50.87	52.94
Diluted	e/g		37.79	45.10	45.87	50.87	52.92
Noninterest income and expense							
Noninterest income (GAAP)	h	$	635	699	650	639	627
Impact of notable items, before income tax			(156)	(183)	(176)	(160)	(149)
Adjusted noninterest income (non-GAAP)	i	$	479	516	474	479	478
Noninterest expense (GAAP)	j	$	1,493	1,517	1,456	1,386	1,376
Impact of notable items, before income tax			(216)	(249)	(227)	(218)	(222)
Adjusted noninterest expense (non-GAAP)	k	$	1,277	1,268	1,229	1,168	1,154

Note: Certain items above do not precisely recalculate as presented due to rounding.

First Citizens BancShares

50 Non-GAAP Reconciliations ($ in millions) Non-GAAP Reconciliations 1Q25 4Q24 1Q24 PPNR Net income (GAAP) a $ 483 700 731 Plus: provision for credit losses 154 155 64 Plus: income tax expense 168 36 273 PPNR (non-GAAP) l $ 805 891 1,068 Impact of notable items 60 66 73 Adjusted PPNR (non-GAAP) m $ 865 957 1,141 ROA Net income (GAAP) a $ 483 700 731 Annualized net income n = a annualized 1,956 2,786 2,942 Adjusted net income (non-GAAP) d 528 643 784 Annualized adjusted net income p = d annualized 2,139 2,558 3,156 Average assets o 225,449 223,706 216,081 ROA n/o 0.87% 1.25% 1.36 % Adjusted ROA (non-GAAP) p/o 0.95 1.14 1.46 PPNR ROA PPNR (non-GAAP) l $ 805 891 1,068 Annualized PPNR q = l annualized 3,264 3,545 4,296 Adjusted PPNR (non-GAAP) m 865 957 1,141 Annualized adjusted PPNR r = m annualized 3,507 3,809 4,589 PPNR ROA (non-GAAP) q/o 1.45% 1.58% 1.99 % Adjusted PPNR ROA (non-GAAP) r/o 1.56 1.70 2.12 Note: Certain items above do not precisely recalculate as presented due to rounding.

51

Non-GAAP Reconciliations

($ in millions)

Non-GAAP Reconciliations			1Q25	4Q24	1Q24
ROE and ROTCE					
Annualized net income available to common stockholders	s = b annualized	$	1,898	2,727	2,880
Annualized adjusted net income available to common stockholders	t = e annualized	$	2,081	2,499	3,094
Average stockholders' equity (GAAP)		$	22,457	22,598	21,498
Less: average preferred stock			881	881	881
Average common stockholders' equity	u	$	21,576	21,717	20,617
Less: average goodwill			346	346	346
Less: average other intangible assets			244	259	304
Average tangible common equity (non-GAAP)	v	$	20,986	21,112	19,967
ROE	s/u		8.79 %	12.56 %	13.97 %
Adjusted ROE (non-GAAP)	t/u		9.64	11.51	15.01
ROTCE (non-GAAP)	s/v		9.04	12.92	14.42
Adjusted ROTCE (non-GAAP)	t/v		9.91	11.84	15.50
Tangible common equity to tangible assets					
Stockholders' equity (GAAP)	w	$	22,295	22,228	21,848
Less: preferred stock			881	881	881
Common equity	x	$	21,414	21,347	20,967
Less: goodwill			346	346	346
Less: other intangible assets			234	249	295
Tangible common equity (non-GAAP)	y	$	20,834	20,752	20,326
Total assets (GAAP)	z	$	228,822	223,720	217,836
Tangible assets (non-GAAP)	aa		228,242	223,125	217,195
Total equity to total assets (GAAP)	w/z		9.74 %	9.94 %	10.03 %
Tangible common equity to tangible assets (non-GAAP)	y/aa		9.13	9.30	9.36

Note: Certain items above do not precisely recalculate as presented due to rounding.

First Citizens BancShares

52

Non-GAAP Reconciliations

($ in millions, except share and per share data)

Non-GAAP Reconciliations			1Q25	4Q24	3Q24	2Q24	1Q24
Book value and tangible book value per common share							
Common shares outstanding at period end	bb		13,414,938	13,717,621	14,179,208	14,529,735	14,529,735
Book value per share	x/bb	$	1,596.30	1,556.16	1,547.81	1,487.00	1,443.03
Tangible book value per common share (non-GAAP)	y/bb		1,553.06	1,512.77	1,504.75	1,443.92	1,398.88
Efficiency ratio							
Net interest income	cc	$	1,663	1,709	1,796	1,821	1,817
Efficiency ratio (GAAP)	j / (h + cc)		64.97 %	63.01 %	59.49 %	56.36 %	56.30 %
Adjusted efficiency ratio (non-GAAP)	k / (i + cc)		59.62	56.98	54.15	50.77	50.29
Rental income on operating lease equipment							
Rental income on operating lease equipment (GAAP)		$	270	272	262	259	255
Less: depreciation on operating lease equipment			98	101	99	98	96
Less: maintenance and other operating lease expenses			58	55	59	60	45
Plus: accelerated depreciation on impaired operating lease equipment			—	4	—	—	—
Adjusted rental income on operating lease equipment (non-GAAP)		$	114	120	104	101	114
Rental income on operating lease equipment: Commercial Bank Segment							
Rental income on operating lease equipment (GAAP)		$	56	55	57	58	57
Less: depreciation on operating lease equipment			44	44	47	48	46
Less: maintenance and other operating lease expenses			—	—	—	—	—
Adjusted rental income on operating lease equipment (non-GAAP)		$	12	11	10	10	11
Rental income on operating lease equipment: Rail Segment							
Rental income on operating lease equipment (GAAP)		$	214	217	205	201	198
Less: depreciation on operating lease equipment			54	57	52	50	50
Less: maintenance and other operating lease expenses			58	55	59	60	45
Adjusted rental income on operating lease equipment (non-GAAP)		$	102	105	94	91	103

Note: Certain items above do not precisely recalculate as presented due to rounding.

First Citizens BancShares

53 Non-GAAP Reconciliations ($ in millions, except share and per share data) Non-GAAP Reconciliations 1Q25 4Q24 3Q24 2Q24 1Q24 Noninterest Income and Noninterest Expense: Commercial Bank Segment Noninterest income (GAAP) $ 125 156 136 135 140 Less: depreciation on operating lease equipment 44 44 47 48 46 Noninterest income, net (non-GAAP) $ 81 112 89 87 94 Noninterest expense (GAAP) $ 275 263 265 246 260 Less: depreciation on operating lease equipment 44 44 47 48 46 Noninterest expense, net (non-GAAP) $ 231 219 218 198 214 Noninterest Income and Noninterest Expense: Rail Segment Noninterest income (GAAP) $ 216 223 207 203 202 Less: depreciation on operating lease equipment 54 57 52 50 50 Less: maintenance and other operating lease expenses 58 55 59 60 45 Noninterest income, net (non-GAAP) $ 104 111 96 93 107 Noninterest expense (GAAP) $ 134 133 131 131 117 Less: depreciation on operating lease equipment 54 57 52 50 50 Less: maintenance and other operating lease expenses 58 55 59 60 45 Noninterest expense, net (non-GAAP) $ 22 21 20 21 22 Note: Certain items above do not precisely recalculate as presented due to rounding.

54 Non-GAAP Reconciliations ($ in millions) Non-GAAP Reconciliations 1Q25 4Q24 3Q24 2Q24 1Q24 PPNR: General Bank Segment Segment net income (GAAP) $ 253 286 202 252 201 Plus: provision for credit losses 46 22 55 37 21 Plus: income tax expense 88 92 99 92 79 PPNR (non-GAAP) $ 387 400 356 381 301 PPNR: Commercial Bank Segment Segment net income (GAAP) $ 43 88 124 117 118 Plus: provision for credit losses 85 90 11 39 20 Plus: income tax expense 15 22 41 44 42 PPNR (non-GAAP) $ 143 200 176 200 180 PPNR: SVB Commercial Segment Segment net income (GAAP) $ 166 181 187 214 193 Plus: provision for credit losses 23 43 51 19 23 Plus: income tax expense 57 58 75 85 75 PPNR (non-GAAP) $ 246 282 313 318 291 PPNR: Rail Segment Segment net income (GAAP) $ 22 31 20 19 31 Plus: income tax expense 8 9 8 8 11 PPNR (non-GAAP) $ 30 40 28 27 42 PPNR: Corporate Net income (GAAP) $ (1) 114 106 105 188 Plus: income tax expense (benefit) — (145) 11 43 66 PPNR (non-GAAP) $ (1) (31) 117 148 254

55

Non-GAAP Reconciliations

($ in millions)

Non-GAAP Reconciliations			1Q25	4Q24	3Q24	2Q24	1Q24
Total Risk Based Capital Ratio							
Total risk based capital ratio (GAAP)			15.23 %				
Less: impact of FDIC Shared-Loss Agreement			0.74				
Adjusted total risk based capital ratio (non-GAAP)			14.49 %				
CET1 Capital Ratio							
CET1 capital ratio (GAAP)			12.81 %				
Less: impact of FDIC Shared-Loss Agreement			0.62				
Adjusted CET1 capital ratio (non-GAAP)			12.19 %				
Tier 1 Capital Ratio							
Tier 1 capital ratio (GAAP)			13.35 %				
Less: impact of FDIC Shared-Loss Agreement			0.65				
Adjusted Tier 1 capital ratio (non-GAAP)			12.70 %				
Net interest income & Net interest margin							
Net interest income (GAAP)	cc	$	1,663	1,709	1,796	1,821	1,817
Loan PAA	dd		84	90	107	145	163
Other PAA	ee		(9)	(8)	(6)	(5)	(4)
PAA	ff = (dd + ee)	$	75	82	101	140	159
Net interest income, excluding PAA (non-GAAP)	gg = (cc - ff)	$	1,588	1,627	1,695	1,681	1,658
Annualized net interest income	hh = cc annualized	$	6,744	6,798	7,147	7,322	7,308
Annualized net interest income, excluding PAA	ii = gg annualized		6,439	6,472	6,746	6,760	6,670
Average interest-earning assets	jj		206,028	204,779	202,199	200,705	198,587
NIM (GAAP)	hh/jj		3.26 %	3.32 %	3.53 %	3.64 %	3.67 %
NIM, excluding PAA (non-GAAP)	ii/jj		3.12	3.16	3.33	3.36	3.35
Interest income on loans (GAAP)		$	2,236	2,322	2,430	2,422	2,354
Less: loan PAA			84	90	107	145	163
Interest income on loans, excluding loan PAA (non-GAAP)		$	2,152	2,232	2,323	2,277	2,191

Note: Certain items above do not precisely recalculate as presented due to rounding.

First Citizens BancShares

56 Non-GAAP Reconciliations ($ in millions) Non-GAAP Reconciliations 1Q25 4Q24 3Q24 2Q24 1Q24 Income tax expense Income tax expense (GAAP) $ 168 36 234 272 273 Impact of notable items (1) 15 123 15 10 20 Adjusted income tax expense (non-GAAP) $ 183 159 249 282 293 Note: Certain items above do not precisely recalculate as presented due to rounding. (1) 4Q24 includes the impact of a change in our estimated state income tax rates after filing our first income tax returns that included the SVBB Acquisition.